UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011
ViewCast.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29020	75-2528700

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 W. Plano Parkway, Suite 300 Plano, Texas	75075-7840

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 488-7200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Amendment to Term Credit Facility
On March 31, 2011, ViewCast.com, Inc., doing business as ViewCast Corporation (the “Company”) and the Ardinger Family Partnership, Ltd. amended the Second Amended and Restated Loan and Security Agreement dated as of December 11, 2006 (as modified, amended, renewed, extended, and restated from time to time, the “Loan Agreement”) by and among the Ardinger Family Partnership, Ltd., ViewCast.com, Inc., Osprey Technologies, Inc. and Videoware, Inc. ViewCast.com, Inc., Osprey Technologies, Inc. and Videoware, Inc. are referred to collectively in the Loan Agreement as the “Borrower.” The general partner of the Ardinger Family Partnership, Ltd. is H.T. Ardinger, Jr., a principal stockholder of the Company.
The amendment defers the maturity date on which the outstanding principal must be paid by the Company under the Loan Agreement from December 31, 2012 to the earliest of December 31, 2014, the date of a change in control of the Company, or the date on which the Company’s indebtedness under the Loan Agreement is accelerated pursuant to the terms of the Loan Agreement. Specifically, Section 1(w)(i) of the Loan Agreement is amended to read as follows:
“(w) “Maturity Date” shall mean the date that is the earliest of: (i) December 31, 2014; (ii) the date of the sale of all or substantially all of the assets or equity of Borrower; (iii) the date of any merger of Borrower with any other entity in which the shareholders of Borrower prior to the merger do not control the surviving entity following the merger; or (iv) the date of the acceleration of the Indebtedness pursuant to the terms of this Agreement.”
The amendment also defers the initial date on which monthly principal payments must be made by the Company under the Loan Agreement from July 31, 2010 to December 31, 2011. Specifically, Section 3(e) of the Loan Agreement is amended to read as follows:
“(e) Payment of Outstanding Obligation. (i) Beginning the earlier of (1) the date Borrower commences principal payments on any new line of credit established after the date of this Amendment, (2) the Borrower completes a placement of equity securities of a one million dollars or greater, or (3) on and as of December 31, 2011, Borrower shall make monthly principal payments in an amount equal to not less than $21,422.34. Such monthly payments shall be applied to the Primary Principal Amount until the Primary Principal Amount is paid in full, and such monthly payments shall thereafter be applied to the Secondary Principal Amount. (ii) Borrower shall repay all remaining outstanding Unpaid Principal and all accrued and unpaid interest thereon on the Maturity Date.”

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 “Entry into a Material Definitive Agreement —Amendment to Revolving and Term Credit Facility” above.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits

10.1.	Fourth Amendment to Second Amended and Restated Loan and Security Agreement.
* * * * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.

Date: April 4, 2011

	By:	/s/ Laurie L. Latham Laurie L. Latham, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1.	Fourth Amendment to Second Amended and Restated Loan and Security Agreement.